SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                              ----------------


                                  FORM 8-K
                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported) March 26, 2002 (March 21, 2002)
                                                 ------------------------------


                           GULF WEST BANKS, INC.
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             (Exact Name of Registrant as Specified in Charter)


     Florida                        000-23713                 59-3276590
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(State or Other Jurisdiction   (Commission File Number)   (I.R.S. Employer
   of Incorporation)                                      Identification No.)


            425 22nd Avenue North, St. Petersburg, Florida    33704
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            (Address of Principal Executive Offices)       (Zip Code)


(Registrant's Telephone Number, Including Area Code)      (727) 894-5696
                                                    --------------------------


                               Not Applicable
      ----------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)





Item 5.  Other Events

On March 21, 2002, Gulf West Banks, Inc., a Florida corporation ("Gulf West"), entered into an Agreement and Plan of Merger (the "Agreement") with The South Financial Group, Inc., a South Carolina corporation ("TSFG"). Pursuant to the Agreement, Gulf West will merge with and into TSFG (the "Merger"). In the Merger, TSFG will issue approximately 4,465,142 shares (the "Total Stock Amount") of common stock, par value $1.00 per share, of TSFG ("TSFG Common Stock") and pay approximately $32,400,178 in cash (the "Total Cash Amount").

Each share of common stock, par value $1.00 per share, of Gulf West ("Gulf West Common Stock"), will be converted into either (i) shares of TSFG Common Stock (the "Per Share Stock Consideration"), or (ii) an amount in cash (the "Per Share Cash Consideration"). In exchange for its shares of Gulf West Common Stock, each Gulf West shareholder may elect to receive all TSFG Common Stock, all cash, a mixture of TSFG Common Stock and cash, or make no election. The mixture of TSFG Common Stock and cash which a Gulf West shareholder may elect to receive will be fixed on the Determination Date (as defined below). The fixed pools of cash and stock consideration will be allocated among the Gulf West stockholders in accordance with their individual elections with first priority going to stockholders who chose to receive a mix of cash and stock. To the extent there is an oversubscription for either the cash or the stock pool, the stockholders electing the oversubscribed consideration will be cut back on their elections on a pro rata basis.

The actual Per Share Stock Consideration and the actual Per Share Cash Consideration each will be determined as of the end of the ten consecutive trading-day period (the "Valuation Period") during which shares of TSFG Common Stock are traded on the Nasdaq Stock Market's National Market ("Nasdaq") ending on the third calendar day immediately prior to the effective time of the Merger (the "Determination Date") to equalize the value of the Per Share Stock Consideration and the Per Share Cash Consideration. Thus, regardless of whether Gulf West shareholders elect to receive all TSFG Common Stock, all cash, or a combination of TSFG Common Stock and cash, for each share of Gulf West Common Stock held they will receive a value in cash or stock (as measured during the Valuation Period) equal to the quotient, rounded to the nearest ten-thousandth, obtained by dividing (A) the sum of (i) the product of the Total Stock Amount and the average of the closing sale prices of TSFG Common Stock as reported on Nasdaq during the Valuation Period, and (ii) the Total Cash Amount, by (B) the total number of shares of Gulf West Common Stock outstanding as of the close of business on the Determination Date (assuming the exercise of all outstanding options at such time). For example, assuming that the average of the closing sale prices of TSFG Common Stock during the Valuation Period was $19.568 and that 8,807,030 shares of Gulf West Common Stock were outstanding (on a fully diluted basis) on the Determination Date, each Gulf West shareholder would receive approximately 0.695 shares of TSFG Common Stock or $13.60 in cash for each share of Gulf West Common Stock.

Consummation of the Merger is expected to occur in the third quarter of 2001. However, the consummation of the Merger is subject to approval by the shareholders of Gulf West, receipt of required bank regulatory approvals, effectiveness of a registration statement registering the shares of TSFG Common Stock to be issued in the Merger and other customary closing conditions, and there can be no assurances regarding when or if the Merger will be consummated.

On March 21, 2002, TSFG issued a press release announcing the Merger contemplated by the Agreement. The press release is filed herewith as
Exhibit 99.1 and is hereby incorporated herein by reference in its entirety.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

              Exhibit
                No.          Description
              -------    -----------------------------------------------------
              99.1       Press release issued by TSFG on March 21, 2002.



                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      GULF WEST BANKS, INC.


                                      By: /s/ Barry K. Miller
                                          -----------------------------------
                                          Name:  Barry K. Miller
                                          Title: Executive Vice President and
                                                    Secretary


Date: March 26, 2002